EXHIBIT 99.4

                  [Letterhead of First Montauk Financial Corp.]

                                 2,979,060 Units

                         FIRST MONTAUK FINANCIAL CORP.

                           Offered Pursuant to Rights
                           Distributed to Stockholders

 To Securities Dealers, Commercial Banks,
   Brokers, Trust Companies and Other Nominees:

         Enclosed are a Prospectus, dated ________________, 1997 (the "Prospectus"), and Instructions for Use of Subscription Rights Certificates (the "Instructions"), relating to the offering of 2,979,060 units ("Units"), of First Montauk Financial Corp. (the "Company"), at a subscription price of $.45 Unit, in cash, pursuant to non-transferable subscription rights ("Rights") distributed to holders of record of shares of Common Stock as of the close of business on ___________________, 1997 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Subscription Rights Certificate (a "Subscription Rights Certificate") registered in your name or the name of your nominee.

         Each beneficial owner of Common Stock registered in your name or the name of your nominee is entitled to one Right for each share of Common Stock so owned by such beneficial owner at the close of business on the Record Date. Every three Rights entitles the Holder to purchase one Unit. In lieu of fractional Units, the aggregate number of Units issued in respect of each beneficial owner will be rounded down to the next whole number.

         Each Unit consists of one Class A Redeemable Common Stock Purchase Warrant, one Class B Redeemable Common Stock Purchase Warrant and one Class C Redeemable Common Stock Purchase Warrant.

         We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions for the Rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the sale of Units to a Rights holder upon exercise of Rights.

         Enclosed are copies of the following documents:

         1.       The Prospectus;

         2.       The Instructions;

         3. A form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions for the Rights;

         4.       A Nominee Holder Oversubscription Certification;

         5.       A Notice of Guaranteed Delivery; and

         6. A return envelope addressed to North American Transfer Company, the Subscription Agent.

         Your prompt action is requested. The Rights will expire at 5:00 p.m., Eastern time, on _________________, 1997, unless extended by the Company to a time not later than 5:00 p.m. Eastern time, on _________________, 1997 (in either case, the "Expiration Time").

         TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION RIGHTS CERTIFICATES (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH) AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS PRIOR TO THE EXPIRATION TIME. EXERCISE OF OVERSUBSCRIPTION PRIVILEGES (AS DEFINED IN THE PROSPECTUS) MUST BE ACCOMPANIED BY A COMPLETE NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION.

         Additional copies of the enclosed materials may be obtained from the Subscription Agent, by calling (516) 379-8501.

                                                  Very truly yours,

                                                  FIRST MONTAUK FINANCIAL CORP.


                                                  By:___________________________
                                                       Name: Herbert Kurinksy
                                                       Title: President


         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE SUBSCRIPTION DOCUMENTS.

                                                 EXHIBIT A TO LETTER TO NOMINEES

                          FIRST MONTAUK FINANCIAL CORP.

                  NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION

         The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase units ("Units"), of First Montauk Financial Corp. (the "Company") pursuant to the offering (the "Rights Offering") described and provided for in the Company's Prospectus dated ________________________ (the "Prospectus"), hereby certifies to the Company and to Northern American Transfer Company, as Subscription Agent for the Rights Offering, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Basic Subscription Privilege (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Units pursuant to the Oversubscription Privilege (as defined in the Prospectus), in the amount set forth in the second column of such line.

Number of Rights Exercised                  Number of Units Subscribed                  Number of Units Subscribed
Pursuant to Basic Subscrip-                 for Pursuant to Basic Subscrip-             for Pursuant to Over Subscrip-
tion Privilege                              tion Privilege                              tion Privilege
---------------------------                 -------------------------------             ------------------------------

1.  _____________________________           1.  ______________________________          1. _______________________
2.  _____________________________           2.  ______________________________          2. _______________________
3.  _____________________________           3.  ______________________________          3. _______________________
4.  _____________________________           4.  ______________________________          4. _______________________
5.  _____________________________           5.  ______________________________          5. _______________________
6.  _____________________________           6.  ______________________________          6. _______________________
7.  _____________________________           7.  ______________________________          7. _______________________
8.  _____________________________           8.  ______________________________          8. _______________________
9.  _____________________________           9.  ______________________________          9. _______________________
10. _____________________________           10. ______________________________          10._______________________


_________________________________________
        Name of Nominee Holder


By:______________________________________
         Name:
         Title:


Dated: __________________________________


Provide the following information, if applicable:


_________________________________________
    Depositary Trust Company ("DTC")
           Participant Number


_________________________________________
         DTC Basic Subscription
         Confirmation Number(s)